SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 6, 2000



                                   TRISM, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                    0-23210             13-3491658
(State or Other Jurisdiction        (Commission      (I.R.S. Employer
of incorporation or organization)    File Number)    Identification No.)

                    4174 Jiles Road, Kennesaw, Georgia 30144
               (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (770) 795-4600



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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Board of Directors of Trism, Inc. ("Trism"), on the recommendation of the Audit Committee, authorized the President and CEO and the Executive Vice President and CFO to engage Deloitte & Touche LLP as Trism's independent auditors to audit its consolidated financial statements for the year ending December 31, 2000. This appointment, which was effective October 6, 2000, represents a change in outside auditors from PricewaterhouseCoopers LLP to Deloitte & Touche LLP.

The reports of PricewaterhouseCoopers LLP on the financial statements for the past two fiscal years ended December 31, 1999 and 1998 contained no adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle. During the two-year period ended December 31, 1999 and thereafter through October 6, 2000, there have been no disagreements with PricewaterhouseCoopers LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

Trism provided PricewaterhouseCoopers LLP with a copy of this disclosure and requested that PricewaterhouseCoopers LLP furnish Trism with a letter addressed to the SEC stating whether or not PricewaterhouseCoopers LLP agrees with the above statements. The PricewaterhouseCoopers LLP letter, dated October 13, 2000, is filed as Exhibit 16.1 to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

       16.1 Letter of PricewaterhouseCoopers LLP regarding change in certifying auditor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Trism, Inc.


Dated:  October 13, 2000                      By: /S/ James G. Overley
                                                  -------------------
                                                  James G. Overley
                                                  Executive Vice President and
                                                  Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit No.

16.1 Letter of PricewaterhouseCoopers LLP regarding change in certifying auditor.



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